UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2009

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of 2006 Equity Incentive Plan

At the Annual Meeting of Stockholders held on December 17, 2009, the Company’s stockholders approved an amendment to the Cantel Medical Corp. 2006 Equity Incentive Plan (the “Plan”) to increase by 385,000 the number of shares of common stock available for issuance under the Plan. The additional shares were authorized for issuance pursuant to restricted stock awards and performance awards.  As amended, the maximum number of shares that may be issued under the Plan increased from 1,700,000 to 2,085,000 shares, with (i) the number of shares being authorized for issuance pursuant to stock options and stock appreciation rights remaining at 1,200,000 and (ii) the number of shares authorized for issuance pursuant to restricted stock awards and performance awards being increased from 500,000 to 885,000 (inclusive of prior awards under the Plan).

Adoption of Short Term Incentive Plan

On December 17, 2009, the Board of Directors of the Company, upon the recommendation of its Compensation Committee, adopted the Cantel Medical Corp. Annual Incentive Compensation Plan (the “AIC Plan”). Under the AIC Plan, executives and certain key employees of the Company, including the CEOs of its Minntech Corporation, Mar Cor Purification, Inc. and Crosstex International subsidiaries will be eligible to receive cash bonus awards based on their achievement of performance targets for the fiscal year ending July 31, 2010 and subsequent years (each year being a “Plan Year”).  Participants will be identified by title and recommended by the CEO of the Company each year, subject to the approval of the Compensation Committee.

The AIC Plan will be administered by the Compensation Committee, which will establish annual performance targets (the “Performance Targets”).  Awards will be based on the achievement of the Performance Targets, which may include growth in the Company’s earnings (e.g., fiscal 2010 EPS vs. fiscal 2009 EPS) or such other performance criteria determined by the Compensation Committee for each Plan Year.

The target incentive awards for each eligible position (by category) are expressed as a percentage of base salary within the ranges designated below as follows (with the actual target incentive award percentages determined by the Compensation Committee on an annual basis):

ELIGIBLE POSITION	TARGET INCENTIVE AWARD
CEO/President	70% - 100%
COO, Division CEOs, Senior Vice President	45% - 65%
Vice Presidents, Directors	40% - 55%
Other Key Employees	10% - 35%

Notwithstanding the foregoing, Division CEOs will have 25% of their bonus target based on the annual Performance Target established for executives of Cantel Medical Corp.  The remaining 75% will be based on the annual performance target specific to the operations of such CEO’s

Division(s), which shall be established by the CEO of the Company in consultation with the Compensation Committee.

Awards will be determined as follows:

	EARNINGS GROWTH CORP	EARNINGS GROWTH DIVISION
CORPORATE EXECUTIVES	100%	—
DIVISION CEOs	25%	75%

The target incentive award payable to each participant for 100% achievement of the Performance Targets (the “Bonus Target”) will be calculated by multiplying the participant’s base salary earned during the relevant Plan Year by a designated percentage established by the Compensation Committee for such participant for such Plan Year.  If more or less than 100% of the Performance Target is achieved, the Compensation Committee has the discretion to increase the Bonus Target (not to exceed 200% of the Bonus Target) or decrease the Bonus Target (not to be less than 50% of the Bonus Target); provided, however, that the Compensation Committee in its discretion may establish minimum Performance Targets that must be achieved in order for any incentive award to be paid. The Compensation Committee will determine the degree to which any applicable Performance Target has been achieved and any incentive award paid.

Subject to the terms of a participant’s employment, severance or other written compensation agreement with the Company, a participant must be actively employed by the Company on the date the Award is paid to receive the Award.  Participants hired or promoted to an eligible position for participation in the Plan during the Plan Year may receive a pro-rated Award (based on time in the eligible position during the Plan Year) subject to the approval of the Compensation Committee.

In the event a participant’s employment is terminated prior to the end of the Plan Year due to death, disability, or normal retirement, the participant or beneficiary will be entitled to receive the Award (in whole or on a pro rata basis for the period employed) that would have been earned if participant’s employment had continued to the end of the Plan Year, subject to the approval of the Compensation Committee.

At the sole discretion of the Compensation Committee, a participant may not receive an Award, or the amount of an Award may be decreased, due to substantiated poor individual performance or misconduct and may be declared ineligible under the Plan.

Adoption of Long Term Incentive Plan

On December 17, 2009, the Board of Directors of the Company, upon the recommendation of its Compensation Committee, adopted the Cantel Medical Corp. Long Term Incentive Plan (the “LTIP”). The purpose of the LTIP is to contribute to the motivation of key employees in accomplishing the Company’s long term strategic and shareholder value goals.

Under the LTIP, executives and certain key employees of the Company, including the CEOs of its Minntech Corporation, Mar Cor Purification, Inc. and Crosstex International subsidiaries will be eligible to receive annual equity awards for the fiscal year ending July 31, 2010 and subsequent years (each year being a “Plan Year”). Participants will be identified by title and recommended by the CEO of the Company each year, subject to the approval of the Compensation Committee.

The Compensation Committee has ultimate authority over the LTIP and may alter any provision of the LTIP or terminate the LTIP at any time subject to the terms thereof. The Compensation Committee will directly administer the LTIP with respect to all participants.

The annualized expected value of the participants’ target Awards under the LTIP will be reviewed annually by the Compensation Committee to ensure competitiveness with market trends.  All participants in the LTIP will be eligible for an Award consisting of a mix of restricted stock and stock options.

Performance based Awards under the LTIP will be contingent on acceptable individual performance as well as predetermined financial objectives of the Company or one or more of its subsidiaries or operating segments determined by the Compensation Committee. Performance based Awards will vest upon achievement of the designated performance criteria. Notwithstanding the specific performance criteria established, in making a determination as to whether or not such criteria such as earnings growth was achieved, the Compensation Committee shall take into consideration factors such as unanticipated taxes, acquisition costs, non-recurring and extraordinary items, and other equitable factors, as determined by the Compensation Committee in its discretion.

Service-based awards will vest ratably over three years following the date of grant, or such other period of time determined by the Compensation Committee, subject to the terms and conditions set forth in the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) and the agreement reflecting the award. The term of each Award under the LTIP will be determined by the Compensation Committee.

If a participant voluntarily terminates his employment with the Company for any reason other than “Good Reason,” or “Adequate Reason” or normal retirement, or if the Company terminates a participant’s employment for “Cause” or “Unacceptable Performance” then the participant will forfeit any non-vested Awards (as such capitalized terms are defined in a participant’s employment, severance or other agreement).

In the event of a termination of a participant’s employment (i) by a participant for “Good Reason” or “Adequate Reason” or (ii) by the Company other than for “Cause” or “Unacceptable Performance” (as such capitalized terms are defined in the participant’s employment, severance of other agreement) prior to the full vesting of the options and restricted stock held by the participant (i.e., the options becoming exercisable in their entirety and the restricted stock ceasing to have any risks of forfeiture), then, on or effective as of the termination date of employment, the annual installment of such options and restricted stock that is due to vest on the first vesting date following the termination date shall accelerate and vest on a pro rata basis based on the number of days elapsed from the prior vesting date of such options and restricted stock to and including the termination date unless the Company delivers written notice to the participant on or before the termination date stating that such pro rata vesting of such options and restricted stock will not occur.

In the event a participant’s employment is terminated prior to the end of the vesting period due to death, disability, or normal retirement, the participant or beneficiary will be entitled to receive accelerated vesting (in whole or on a pro rate basis for the period employed) that would have been earned if the participant’s employment had continued to the end of the then current Plan Year, subject to the terms of the agreement granting the Award or the approval of the Compensation Committee and subject to the terms of the 2006 Plan.

All restrictions of restricted stock awards will automatically lapse and vesting of stock option awards under the LTIP will automatically accelerate upon a change in control, consistent with the terms of the 2006 Plan.

At the sole discretion of the Compensation Committee, a participant may not receive an Award or may receive a reduced Award due to substantiated poor individual performance or misconduct and may be declared ineligible under the Plan.

Item 8.01	Other Events.

On December 17, 2009, the Company announced that its Board of Directors declared a semiannual cash dividend of $0.05 per share of outstanding common stock payable on January 29, 2010, to stockholders of record as of the close of business on January 15, 2010.

The Company’s press release dated December 17, 2009, announcing this cash dividend is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements, Pro-Forma Financial Information and Exhibits

(d)	Exhibit 10.1	Cantel Medical Corp. Annual Incentive Compensation Plan
	Exhibit 10.2	Cantel Medical Corp. Long Term Incentive Compensation Plan
	Exhibit 99.1	Press release of Registrant dated December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer
President and CEO

Dated: December 23, 2009